UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2023

Graco Inc.
(Exact name of registrant as specified in charter)

Minnesota	001-09249	41-0285640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 – 11th Avenue Northeast
Minneapolis,	Minnesota	55413
(Address of principal executive offices)		(Zip Code)

(612)	623-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2023, Graco Inc. (the “Company”) announced that Dale D. Johnson, the Company’s President, Worldwide Contractor Equipment Division, has informed the Company of his intention to retire from the Company in the first quarter of 2025.

In anticipation of Mr. Johnson’s retirement, the Company has appointed David J. Thompson to succeed Mr. Johnson as President, Worldwide Contractor Equipment Division, effective January 1, 2024.

Mr. Johnson will assume the role of Chief Commercial Development Officer on January 1, 2024, in which capacity he will, among other things, remain an executive officer and support the Contractor Equipment Division leadership transition to Mr. Thompson, as well as facilitate various commercial and cross-divisional initiatives.

As of the date of this Form 8-K, there had been no compensatory actions taken in connection with these management changes that would be reportable under Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release dated December 5, 2023.

104    Cover Page Interactive Data File (included within the Inline XBRL document).

Signature

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACO INC.

Date:	December 5, 2023	By:	/s/ Joseph James Humke______________________
Joseph James Humke
Its: Executive Vice President, General Counsel and Corporate Secretary